UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 AUGUST 27, 2004
                Date of report (Date of earliest event reported)

                          TOOTSIE ROLL INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in Its charter)

                                -----------------



            VIRGINIA                  001-01361                 22-1318955
(State or Other Jurisdiction   (Commission File Number)      (I.R.S. Employer
        of Incorporation)                                   Identification No.)

                7401 SOUTH CICERO AVENUE, CHICAGO, ILLINOIS 60629
               (Address of Principal Executive Offices) (Zip Code)

                                  773-838-3400
              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [__] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [__] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [__] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

See discussion in Item 2.03.

ITEM 2.01.        COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On August 30, 2004, Tootsie Roll Industries, Inc. (the "Company") and its affiliates completed an asset purchase transaction with Concord Confections Inc. ("Concord") of Toronto, Canada, certain of Concord's affiliates and Concord's stockholders, pursuant to a Purchase Agreement dated August 11, 2004, as amended by a First Amendment to Purchase Agreement dated August 27, 2004 (collectively, the "Purchase Agreement"), copies of which are filed as Exhibit 2.1 and Exhibit
2.2 to this report.

Concord is a market leader in the bubble gum category and its products are sold primarily under the Dubble Bubble brand. Concord and its affiliates also manufacture, sell and distribute other sugar, wax and confectionery products and related products.

The Company, through four of its subsidiaries, purchased substantially all of the assets of Concord and its affiliates, including three of Concord's manufacturing facilities, for $217.2 million, plus customary closing adjustments.

The purchase price was paid in cash sourced primarily from short-term bank financing described in Item 2.03 and from operating cash flow.

The foregoing discussion of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, which is attached hereto as Exhibit 2.1 and Exhibit 2.2, and each is incorporated herein by reference.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On August 30, 2004, in connection with the acquisition described in Item 2.01, the Company completed a loan transaction with Bank of America, N.A. pursuant to a Loan Agreement dated August 27, 2004 (the "Loan Agreement"), a copy of which is filed as Exhibit 10.1 to this report.

The Company financed a portion of the acquisition with a $154 million term loan secured by a pledge of various securities accounts owned by the Company and certain of its subsidiaries. The term loan bears interest at a LIBOR-based rate, with margins varying from 0.175% to 0.225% based on certain financial tests of the Company's performance. The term loan matures on August 30, 2006. The Company will make principal payments in quarterly installments beginning December 31, 2004 and ending on August 30, 2006. Prepayments are permitted under the Loan Agreement. The term loan may be accelerated upon default of the Loan Agreement, including failure to pay, breach of representations or covenants, bankruptcy and other customary defaults. The term loan is guaranteed by the Company's domestic subsidiaries.

The foregoing discussion of the Loan Agreement is qualified in its entirety by reference to the Loan Agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.

(A) AND (B) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED AND PRO FORMA FINANCIAL INFORMATION.

     The financial statements and pro forma financial information required by
Item 9.01(a) and 9.01(b) are currently being prepared. The Company will file the required financial statements and pro forma financial information under the cover of Form 8-K/A as soon as practicable but in no event later than November 12, 2004.

      (C) THE FOLLOWING EXHIBITS ARE INCLUDED WITH THIS REPORT:

Exhibit 2.1 Purchase Agreement dated August 11, 2004 among the Company, Concord, certain of Concord's affiliates and Concord's stockholders. *

Exhibit 2.2 First Amendment to Purchase Agreement dated August 27, 2004 among the Company, certain of the Company's affiliates, Concord, certain of Concord's affiliates and Concord's stockholders. *

Exhibit 10.1 Loan Agreement dated August 27, 2004 between the Company and Bank of America, N.A.

* Pursuant to Item 601(b) of Regulation S-K, certain Exhibits and Schedules have been omitted from this Agreement. The registrant will furnish a copy of any omitted Exhibit and Schedule to the Commission upon request.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


September 2, 2004                   TOOTSIE ROLL INDUSTRIES, INC.

                                    By:      /s/ G. Howard Ember, Jr.
                                                 -------------------------------
                                                 G. Howard Ember, Jr.
                                                 Vice President/Finance and
                                                 Chief Financial Officer

                                  EXHIBIT INDEX
                                  -------------

EXHIBIT NO.                DESCRIPTION
-----------                -----------

Exhibit 2.1 Purchase Agreement dated August 11, 2004 among the Company, Concord, certain of Concord's affiliates and Concord's stockholders. *

Exhibit 2.2 First Amendment to Purchase Agreement dated August 27, 2004 among the Company, certain of the Company's affiliates, Concord, certain of Concord's affiliates and Concord's stockholders. *

Exhibit 10.1 Loan Agreement dated August 27, 2004 between the Company and Bank of America, N.A.



* Pursuant to Item 601(b) of Regulation S-K, certain Exhibits and Schedules have been omitted from this Agreement. The registrant will furnish a copy of any omitted Exhibit and Schedule to the Commission upon request.